Exhibit 5.1




                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                             NEW YORK, NY 10019-6064





April 29, 1997



Special Metals Corporation
4317 Middle Settlement Road
New Hartford, NY  13413


Ladies and Gentlemen:

            We are furnishing this opinion at your request in connection with the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), being filed by Special Metals Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on the date hereof, relating to 800,000 shares of common stock, par value $.01 (the "Common Stock"), of the Company (the "Shares") to be offered under the Special Metals Corporation 1997 Long-Term Stock Incentive Plan (the "Stock Plan").

            In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) Certificate of Incorporation of the Company, as amended and restated to date, (iii) the By-laws of the Company, as amended and restated to date, (iv) the Stock Plan and (v) all such corporate records, agreements and other instruments of the Company, and all such other documents, as we have considered necessary in order to form a basis for the opinions





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expressed herein. As to certain matters of fact, we have relied on representations, statements or certificates of officers of the Company and of public authorities.

            In rendering the opinions set forth below, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of all individuals who have executed any of the documents reviewed by us, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of all of such latter documents and that the matters of fact in the records, agreements, instruments and documents that we have examined are accurate and complete.

            Based on the foregoing, and subject to the assumption, exceptions and qualifications stated herein, we are of the opinion that, when issued and paid for in accordance with the terms of the Stock Plan, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

            Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder, which are currently in effect.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules promulgated under the Act.

                                          Very truly yours.

                             /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                               PAUL, WEISS, RIFKIND, WHARTON & GARRISON



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